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                                                                Exhibit 4(m)

                     SIXTH AMENDMENT TO LOAN AGREEMENT
                     ---------------------------------

     THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 20th day of December, 2002 by and among LaSalle Bank National Association, a national banking association ("Bank"), and each of K-V Pharmaceutical Company, a Delaware corporation ("K-V"), Particle Dynamics, Inc., a New York corporation ("PDI"), ETHEX Corporation, a Missouri corporation ("ETHEX"), and THER-RX Corporation, a Missouri corporation ("THER-RX"), jointly and severally (K-V, PDI, ETHEX and THER-RX are collectively referred to as the "Borrowers").

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, Bank and the Borrowers are party to that certain Loan Agreement dated as of June 18, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 28, 1998, that certain Second Amendment to Loan Agreement dated as of March 11, 1999, that certain Third Amendment to Loan Agreement dated as of June 22, 1999, that certain Fourth Amendment to Loan Agreement dated as of December 17, 1999 and that certain Fifth Amendment to Loan Agreement dated as of December 21, 2001 (collectively, the "Agreement"); and

     WHEREAS, Bank and the Borrowers desire to further amend the Agreement in accordance with this Amendment.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

     1.   Incorporation of the Agreement. All capitalized terms which are
          ------------------------------
not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2
                                                            -----------
below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

     2.   Amendment of the Agreement. Borrowers and Bank hereby agree to
          --------------------------
amend the Agreement as follows:

          (a)  The definitions of the terms "Assignment of Rents", "Fixed
                                             -------------------    -----
Rate", "Mortgages", "Supplemental Credit Maturity Date", "Supplemental
----    ---------    ---------------------------------    ------------
Note", "Term Loan Maturity Date", and "Term Note B" appearing in Paragraph
----    -----------------------        -----------               ---------
1.1 are hereby amended and restated as follows:
---

          "Assignment of Rents" means those certain Assignments of Rents and
           -------------------
Leases between K-V and Bank (a) in the case of the Metro Court Properties, each dated as of June 24, 1997, as amended by those certain First Amendments to Assignment of Rents and Leases dated as of December 21, 2001 and (b) in the case of the Lakefront Drive Property, dated as of March 11, 1999, as amended by that certain First Amendment to Assignment of Rents and



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Leases dated as of December 20, 2002, as each of the same may be further amended, modified or restated from time to time.

          "Fixed Rate" means (a) seven and 57/100 percent (7.57%) with
           ----------
respect to Term Note A and (b) six and 27/100 percent of (6.27%) with respect to Term Note B.

          "Mortgages" means (a) for each of the Metro Court Properties,
           ---------
those certain Missouri Future Advance Deeds of Trust and Security Agreements made by K-V in favor of Bank dated as of June 24, 1997, as amended by those certain First Amendments to Missouri Future Advance Deeds of Trust and Security Agreements dated as of December 21, 2001, and (b) for the Lakefront Drive Property, that certain Missouri Future Advance Deed of Trust and Security Agreement dated as of March 11, 1999, as amended by that certain First Amendment to Missouri Future Advance Deed of Trust and Security Agreement dated as of December 20, 2002, as each of the same may be further amended, restated or modified from time to time.

          "Supplemental Credit Maturity Date" means December 20, 2003.
           ---------------------------------

          "Supplemental Note" means that certain Substitute Supplemental
           -----------------
Note dated as of December 20, 2002 made by Borrower in favor of Bank in the maximum aggregate principal amount of Twenty Million Dollars ($20,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

          "Term Loan Maturity Date" means: (i) with respect to Term Loan A,
           -----------------------
the earlier to occur of (A) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) December 20, 2006; and (ii) with respect to Term Loan B, the earlier to occur of (A) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (B) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (C) December 20, 2007.

          "Term Note B" means that certain Substitute Term Note B dated as
           -----------
of December 20, 2002 in the original principal amount of ONE MILLION SEVEN HUNDRED THIRTY-SEVEN THOUSAND SEVEN HUNDRED SIXTY-EIGHT DOLLARS ($1,737,768), payable by K-V to Bank, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

          (b)  Paragraph 5.11(a)(i) is hereby amended and restated to read
               --------------------
in its entirety as follows:

               (i) There shall first be determined, as of the date fixed for prepayment (the "Prepayment Date"), the amount, if any, by which
          (A) the applicable Fixed Rate of the Term Loan to be prepaid exceeds (B) the yield to maturity percentage for the United States Treasury Note (the "Treasury Note") maturing October, 2006 in the case of Term Note A and December, 2007 in the case of Term Note B, as published in The Wall Street Journal on the
                          -----------------------


                                     2


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          fifth business day preceding the Prepayment Date, plus Two Hundred
          Twenty-Five basis points (2.25%) (the "Current Yield"). If (A) publication of The Wall Street Journal is discontinued, or (B)
                         -----------------------
          publication of the Treasury Note in The Wall Street Journal is
                                              -----------------------
          discontinued, Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the applicable Current Yield;

          (c)  Paragraph 8.2(g)(iv) is hereby amended and restated in its
               --------------------
entirety to read as follows:

               (iv) Not permit the Borrowers' Capital Expenditures on a consolidated basis for any fiscal year to exceed $20,000,000.

     3.   Delivery of Documents. The following documents and other items
          ---------------------
shall be delivered concurrently with this Amendment:

               a.   Substitute Term Note B;

               b.   Substitute Supplemental Note;

               c. First Amendment to Missouri Future Advance, Deed of Trust and Security Agreement for Lakefront Drive Property;

               d. First Amendment to Assignment of Rents and Leases for Lakefront Drive Property;

               e.   Secretary's Certificate of each Borrower certifying to
                    (i) board resolutions evidencing each Borrower's authorization of the Amendment, the Notes and the Other Agreements and (ii) incumbency of each Borrower;

               f.   Opinion of Borrowers' counsel; and

               g. Such other documents, certificates and financing statements as Bank shall request.

     4.   Representations, Covenants and Warranties; No Default. The
          -----------------------------------------------------
representations, covenants and warranties set forth in Paragraph 8 of the
                                                       -----------
Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

     5.   Fees and Expenses. The Borrowers agree to pay on demand all costs
          -----------------
and expenses of or incurred by Bank, including, but not limited to, legal fees and expenses, in


                                     3


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connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

     6.   Effectuation. The amendments to the Agreement contemplated by this
          ------------
Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

     7.   Counterparts. This Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


                          [SIGNATURE PAGE FOLLOWS]




                                     4

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                    (SIGNATURE PAGE TO SIXTH AMENDMENT)

     IN WITNESS WHEREOF, the parties hereto have duly executed this Sixth Amendment to Loan Agreement as of the date first above written.

LASALLE BANK NATIONAL                   K-V PHARMACEUTICAL COMPANY
ASSOCIATION


By: /s/ Michael Barnett                 By: /s/ Gerald R. Mitchell
   ---------------------------             -----------------------------------
Its:                                    Its: Vice President, Treasurer and CFO
    --------------------------              ----------------------------------


                                        ETHEX CORPORATION

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------


                                        PARTICLE DYNAMICS, INC.

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------


                                        THER-RX CORPORATION

                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------








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